Exhibit 99.1

AnalogicTech Reports Financial Results for the

First Quarter 2011

Santa Clara, CA – May 2, 2011 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer electronics, computing, and communications markets, today reported financial results for the first quarter ended March 31, 2011.

Net revenue for the first quarter of 2011 was $20.5 million, compared to net revenue of $21.9 million for the first quarter of 2010, and $24.0 million for the fourth quarter of 2010.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the first quarter of 2011 was $7.7 million, or $0.18 per diluted share, including non-recurring charges for patent litigation and severance-related expenses. This compares to a GAAP net loss of $4.2 million, or $0.10 per diluted share, for the first quarter of 2010 and a GAAP net loss of $3.3 million, or $0.08 per diluted share, for the fourth quarter of 2010.

On a non-GAAP basis, net loss for the first quarter of 2011 was $4.7 million, or $0.11 per diluted share, including a one-time charge for patent litigation. This compares to a non-GAAP net loss of $2.9 million, or $0.07 per diluted share, for the first quarter of 2010, and a non-GAAP net loss of $1.8 million, or $0.04 per diluted share, for the fourth quarter of 2010.

Please refer to the tables below for reconciliation between GAAP and non-GAAP financial measures.

AnalogicTech reported gross profit of 42.8% for the first quarter of 2011, compared to 48.4% for the first quarter of 2010 and 42.8% for the fourth quarter of 2010. Non-GAAP gross profit was 43.0% for the first quarter of 2011, compared to 48.7% for the first quarter of 2010 and 43.1% for the fourth quarter of 2010. The Company ended the quarter with $85.9 million in cash, cash equivalents, and short-term investments.

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“We are making strong progress on improving productivity and reducing costs, and with the actions we have taken through the end of the first quarter, we have reduced our quarterly expenses by more than $2 million from the peak level in 2010,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “We implemented these changes in order to return to sustained profitability without sacrificing growth or product innovation.”

“While driving toward profitability, we continued to advance our diversification strategy, successfully gaining traction in newer end markets such as large screen LCD TVs, low-power computing, and GreenPower. We believe that we are positioned for increasing contributions from these market segments during the second half of 2011,” concluded Mr. Williams.

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the second quarter of 2011, AnalogicTech estimates net revenue in the range of $24.0 million to $26.0 million, and a net loss in the range of $0.04 to $0.02 per diluted share on a GAAP basis. The second quarter 2011 estimates include pre-tax quarterly stock-based compensation expense of approximately $1.1 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net loss, gross profit and net loss per diluted share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. Reconciliation between GAAP and non-GAAP net loss, gross profit and loss per diluted share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

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Conference Call Details

The AnalogicTech first quarter 2011 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Monday, May 2, 2011. To participate in the live call, analysts and investors should dial 877-941-2069 or 480-629-9713 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through May 9, 2011, by dialing 800-406-7325 and entering the passcode 4431232#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3030 and entering the passcode 4431232#.

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For More Information
Investor Contacts:
Ashok Chandran	Lisa Laukkanen
Interim Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies, Inc. (AATI) develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, and netbooks/notebooks, as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

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AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Mar. 31,	Dec. 31,
	2011	2010 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,945	$37,158
Short-term investments	70,923	50,245

Total cash, cash equivalents and short term investments	85,868	87,403
Accounts receivable, net of allowances	12,789	13,629
Inventories	11,155	11,390
Prepaid expenses and other current assets	1,978	1,803

Total current assets	111,790	114,225
Property and equipment, net	5,008	5,061
Other assets	2,943	3,182
Deferred income taxes	188	188
Intangible assets, net	33	50
Goodwill	16,116	16,116

TOTAL ASSETS	$136,078	$138,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$9,293	$9,315
Accrued liabilities	6,688	4,481
Income tax payable	125	146

Total current liabilities	16,106	13,942
Long-term income tax payable	2,327	2,221
Other long-term liabilities	298	297

Total liabilities	18,731	16,460

Total stockholders’ equity	117,347	122,362

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$136,078	$138,822

*	Amounts as of December 31, 2010 were derived from the December 31, 2010 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,	Dec. 31,
	2011	2010	2010
NET REVENUE	$20,486	$21,918	$24,015
Cost of revenue	11,723	11,315	13,725

GROSS PROFIT	8,763	10,603	10,290

OPERATING EXPENSES:
Research and development	6,468	7,102	6,709
Sales, general and administrative	7,604	6,161	6,237
Patent litigation	2,183	1,084	125

Total operating expenses	16,255	14,347	13,071

LOSS FROM OPERATIONS	(7,492)	(3,744)	(2,781)

INTEREST AND OTHER INCOME (EXPENSE), NET	(31)	69	(2)

LOSS BEFORE INCOME TAXES	(7,523)	(3,675)	(2,783)
PROVISION FOR INCOME TAXES	171	529	561

NET LOSS	$(7,694)	$(4,204)	$(3,344)

NET LOSS PER SHARE:
Basic	$(0.18)	$(0.10)	$(0.08)

Diluted	$(0.18)	$(0.10)	$(0.08)

WEIGHTED AVERAGE SHARES USED IN
NET LOSS PER SHARE CALCULATION:
Basic	42,517	42,960	42,252

Diluted	42,517	42,960	42,252

Note: Stock-based compensation recorded in each expense classification above is as follows:

Cost of revenue	$54	$72	$68
Research and development	465	578	469
Sales, general and administrative	1,450	665	688

	$1,969	$1,315	$1,225

Financial Summary (Non-GAAP)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	Mar. 31,	Mar. 31,	Dec. 31,
	2011	2010	2010
GAAP TO NON-GAAP RECONCILIATION
GROSS MARGIN:

GAAP GROSS MARGIN	$8,763	$10,603	$10,290
GAAP GROSS MARGIN %	42.8%	48.4%	42.8%
Stock-based compensation	54	72	68
NON-GAAP GROSS MARGIN	8,817	10,675	10,358
NON-GAAP GROSS MARGIN %	43.0%	48.7%	43.1%

NET LOSS:

NET LOSS ON GAAP BASIS:	$(7,694)	$(4,204)	$(3,344)
Stock-based compensation	1,969	1,315	1,225
Foreign tax reserve adjustment	—	—	304
Restructuring and other severance expenses	1,070	—	—

Total adjustments	3,039	1,315	1,529

NET LOSS ON NON-GAAP BASIS:	$(4,655)	$(2,889)	$(1,815)

EPS:

GAAP EPS, DILUTED	$(0.18)	$(0.10)	$(0.08)
NON-GAAP EPS, DILUTED	$(0.11)	$(0.07)	$(0.04)

Weighted average shares used to calculate Non-GAAP diluted EPS:	42,517	42,960	42,252